January 23, 2015
SMITHFIELD FOODS ANNOUNCES TENDER OFFERS
SMITHFIELD, Va., Jan. 23, 2015 - Smithfield Foods, Inc. (“Smithfield”) today announced that it has commenced cash tender offers (the “Tender Offers”) for its 7.750% Senior Notes due 2017 (CUSIP No. 832248 AQ1) (the “2017 Notes”), its 5.250% Senior Notes due 2018 (CUSIP Nos. 86680W AA3 and U86598 AA4) (the “2018 Notes”), its 5.875% Senior Notes due 2021 (CUSIP Nos. 86680W AB1 and U86598 AB2) (the “2021 Notes”) and its 6.625% Senior Notes due 2022 (CUSIP No. 832248 AV0) (the “2022 Notes” and, together with the 2017 Notes, the 2018 Notes and the 2021 Notes, the “Notes”), subject to a maximum aggregate purchase price of up to $275,000,000 (the “Maximum Purchase Price”). The terms and conditions of the Tender Offers are set forth in the Company’s Offer to Purchase dated January 23, 2015 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and the related Letter of Transmittal dated January 23, 2015 (as it may be amended or supplemented from time to time, the “Letter of Transmittal”.
The aggregate principal amount of each series of Notes that may be purchased pursuant to the Tender Offers will not exceed the applicable maximum tender amount set forth in the table below (with respect to each series of Notes, the “Maximum Tender Amount”). Smithfield reserves the right to increase any or all of the Maximum Tender Amounts at any time, subject to compliance with applicable law. If holders of a series of Notes validly tender such Notes in an aggregate principal amount in excess of the applicable Maximum Tender Amount, Smithfield will accept an amount of such Notes equal to such Maximum Tender Amount for purchase and will pay holders of such validly tendered Notes on a pro rata basis among validly tendering holders of such Notes.

Title of Security and CUSIP Number	Outstanding Principal Amount	Maximum Tender Amount	Acceptance Priority Level	Base Offer Consideration(1)(2)	Early Tender Premium(1)	Total Offer Consideration(1)(3)
7.750% Senior Notes due 2017 (CUSIP No. 832248 AQ1; ISIN No. US832248AQ16)	$500,000,000	$55,000,000	1	$1,090.00	$30.00	$1,120.00
5.875% Senior Notes due 2021 (CUSIP Nos. 86680W AB1, U86598AB2; ISIN No. US86680WAB19)	$400,000,000	$45,000,000	2	$1,001.25	$30.00	$1,031.25
6.625% Senior Notes due 2022 (CUSIP No. 832248 AV0; ISIN No. US832248AV01)	$999,625,000	$110,000,000	3	$1,038.75	$30.00	$1,068.75
5.250% Senior Notes due 2018 (CUSIP Nos. 86680W AA3, U86598AA4; ISIN No. US86680WAA36)	$500,000,000	None	4	$997.50	$30.00	$1,027.50
(1) Per $1,000 principal amount of Notes that are accepted for purchase.
(2) Calculated as the applicable Total Offer Consideration less the applicable Early Tender Premium.
(3) Includes the applicable Early Tender Premium per $1,000 principal amount of Notes for each series of Notes.
The Tender Offers will expire at 11:59 p.m., New York City time, on February 20, 2015, unless extended or earlier terminated as described in the Offer to Purchase (such time and date, as they may be extended, the “Expiration Date”). Holders of Notes must validly tender their Notes and not subsequently validly withdraw their Notes on or prior to 5:00 p.m., New York City time, on February 5, 2015, unless extended or terminated as described in the Offer to Purchase (such time and date, as they may be extended, the “Early Tender Date”), to be eligible to receive the “Total Offer Consideration.” The Total Offer Consideration for each $1,000 principal amount of Notes of each series validly tendered and not subsequently validly withdrawn as set forth in the table above includes an “Early Tender Premium” of $30.00. Holders of Notes who validly tender after the Early Tender Date, but on or prior to the Expiration Date, will be eligible to receive only the “Base Offer Consideration” as set forth in the table above, and does not include an Early Tender Premium. In addition, accrued and unpaid interest up to, but not including, the applicable settlement date of the Notes will be payable in cash on all validly tendered and accepted Notes.

All Notes that are tendered for purchase prior to the Early Tender Date will have priority over any Notes that are tendered for purchase after the Early Tender Date. Accordingly, (1) if the aggregate purchase price for Notes of a series tendered for purchase prior to the Early Tender Date equals or exceeds the applicable Maximum Tender Amount for such series, no Notes of that series tendered for purchase after the Early Tender Date will be accepted for purchase, and (2) if the aggregate purchase price for Notes tendered for purchase prior to the Early Tender Date equals or exceeds the Maximum Notes Purchase Price, no Notes tendered for purchase after the Early Tender Date will be accepted for purchase (even if they are Acceptance Priority Level 1).
Validly tendered Notes may be validly withdrawn at any time on or prior to the Early Tender Date, but not thereafter. Notes tendered after the Early Tender Date may not be withdrawn.
The Tender Offers are subject to the satisfaction or waiver of certain conditions as set forth in the Offer to Purchase. Subject to the satisfaction or waiver of such conditions, Smithfield will accept for payment, following the Early Tender Date, all Notes validly tendered on or prior to the Early Tender Date, subject to the acceptance priority levels, Maximum Tender Amounts and Maximum Purchase Price as described in the Offer to Purchase. Payment for such Notes so accepted is anticipated to be made on or about February 6, 2015. For any Notes validly tendered and accepted after the Early Tender Date but on or prior to the Expiration Date, subject to the acceptance priority levels, Maximum Tender Amounts and Maximum Purchase Price as described in the Offer to Purchase, the settlement date is expected to occur following the Expiration Date (such date, as it may be extended, the “Final Settlement Date”) and is anticipated to be on or about February 23, 2015.
Smithfield has retained Barclays Capital Inc. to serve as the dealer manager for the Tender Offers and has retained D.F. King & Co., Inc. to serve as the information agent and the tender agent for the Tender Offers. Requests for documents may be directed to D.F. King & Co., Inc. by telephone at 1-800-884-5882 or in writing at D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, NY 10005, Attention: Krystal Scrudato. Questions regarding the Tender Offers may be directed to Barclays Capital Inc. at 1-800-438-3242 (toll-free) or collect (212) 528-7581.
This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The Tender Offers are being made solely by means of the Offer to Purchase and related Letter of Transmittal. In those jurisdictions where the securities, blue sky or other laws require any tender offer to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of Smithfield by the dealer manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.
Safe Harbor Note
This release and the documents incorporated by reference herein contain forward-looking statements regarding future events and our future results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed-forward looking statements. The forward-looking statements include statements concerning our outlook for the future, as well as other statements of beliefs, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. Our forward-looking information and statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements. These risks and uncertainties include, but are not limited to, the availability and prices of live hogs, feed ingredients (including corn), raw materials, fuel and supplies, food safety, livestock disease, live hog production costs, product pricing, the competitive environment and related market conditions, risks associated with our indebtedness, including cost increases due to rising interest rates or changes in debt ratings or outlook, hedging risk, adverse weather conditions, operating efficiencies, changes in foreign currency exchange rates, access to capital, the cost of compliance with and changes to regulations and laws, including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws, adverse results from litigation, actions of domestic and foreign governments, labor relations issues, credit exposure to large customers, the ability to realize the anticipated strategic benefits of the acquisition of Smithfield Foods, Inc. by WH Group, the ability to make effective acquisitions and successfully integrate newly acquired businesses into existing operations and other risks and uncertainties described under Part I, Item 1A. "Risk Factors" in Smithfield's Transition Report on Form 10-K for the transition period ended December 29, 2013. Readers are cautioned not to place undue reliance on forward-looking statements because actual results may differ materially from those expressed in, or implied by, the statements. Any forward-looking statement that we make speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

About Smithfield Foods
Smithfield Foods is a $14 billion global food company and the world's largest pork processor and hog producer. In the United States, the company is also the leader in numerous packaged meats categories with popular brands including Smithfield®, Eckrich®, Farmland®, Armour®, Cook's®, Gwaltney®, John Morrell®, Kretschmar®, Curly's®, Carando®, Margherita® and Healthy Ones®. Smithfield Foods is committed to providing good food in a responsible way and maintains robust animal care, community involvement, employee safety, environmental and food safety and quality programs. For more information, visit www.smithfieldfoods.com and www.smithfieldcommitments.com.
CONTACT: Keira Lombardo
Smithfield Foods, Inc.
(757) 365-3050
keiralombardo@smithfieldfoods.com